SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 28, 2005

                                  Biofarm, Inc
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     Nevada
                         -------------------------------
                         (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)


         0-20317                                                88-0270266
 ----------------------                                   ----------------------
 COMMISSION FILE NUMBER                                      (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

1255 Battery Street, San Francisco, California                          94111
-----------------------------------------------                       ----------
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)

                    ISSUER'S TELEPHONE NUMBER: (415) 288-3333
                                               --------------


          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5.01. Changes in Control of Registrant

Pursuant to an agreement entitled "Settlement Agreement and Limited Release" dated effective February 28, 2005 (the "Agreement"), Alexander von Welczeck, a principal stockholder and the President and Chief Executive Officer of registrant, agreed to transfer to friendlyway AG, a German corporation ("FWAG"), another principal stockholder of registrant, 1,529,824 shares of registrant's common stock (the "Initial Transfer"). In addition, under the Agreement, Mr. von Welczeck also agreed to transfer to FWAG 20 percent of the additional shares of common stock of the registrant (the "Additional Shares") that Mr. von Welczeck is entitled to receive under provisions of a Share Exchange Agreement dated August 13, 2004 (the "Share Exchange Agreement") between registrant and the stockholders of friendlyway, Inc., a Delaware corporation ("FWI"), pursuant to which registrant issued shares of its common stock to the former stockholders of FWI in exchange for all of the outstanding capital stock of FWI, resulting in FWI becoming a wholly owned subsidiary of registrant.

No cash consideration was paid by FWAG to Mr. von Welczeck for the Initial Transfer or for his agreement to transfer the Additional Shares. The consideration for Mr. von Welczeck's Initial Transfer and his agreement to transfer the Additional Shares is the satisfaction and release of Mr. von Welczeck's deferred payment obligations to FWAG arising under a Stock Purchase Agreement dated as of August 1, 2002 between FWAG and Mr. von Welczeck, pursuant to which Mr. von Welczeck acquired the capital stock of FWI from FWAG. Mr. von Welczeck's deferred payment obligations to FWAG arose as a consequence of his transfers of FWI shares to two individuals, and to registrant pursuant to the Share Exchange Agreement.

Prior to the Initial Transfer, Mr. von Welczeck was the largest single stockholder of registrant. As a result of the Initial Transfer, FWAG became the largest single stockholder of the registrant. The following table provides information concerning the number of shares of common stock of registrant beneficially owned by Mr. von Welczeck and FWAG before and after the Initial
Transfer:

                                                                                   Percentage of
                                         Number of shares of                    outstanding shares
                                    registrant beneficially owned                of registrant (1)
                                   --------------------------------    -------------------------------------
                                      Before         After Initial       Before Initial       After Initial
                                      Initial
Name                                 Transfer          Transfer             Transfer             Transfer
-------------------------------    --------------    --------------    -------------------    --------------
Alexander von Welczeck             8,659,999         7,130,175               34.74%                28.60%
friendlyway AG                     6,000,001         7,529,825               24.07%                30.21%
Klaus Trox (2)                     6,000,001         7,529,825               24.07%                30.21%

-------------------

(1) Based on 24,928,130 shares of registrant outstanding on March 14, 2005 per the records of the registrant's transfer agent. The registrant disputes the valid issuance of 1,247,035 of registrant's shares and believes that only 23,681,095 of the registrant's shares have validly been issued. The registrant is currently determining whether to take legal action to cancel 1,247,035 shares.

(2) Consists of the same shares shown in the table as beneficially owned by friendlyway AG. Mr. Trox is a director of registrant and the Chief Executive Office of friendlyway AG.


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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March __ 2005

                                                     BIOFARM, INC.


                                                     --------------------------
                                                     Alexander von Welczeck
                                                     Chief Executive Office


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